CONTACT:	CHRISTOPHER G. PAYAN
CHIEF EXECUTIVE OFFICER
(516) 390-2134

FOR IMMEDIATE RELEASE

EMERGING VISION ANNOUNCES PLANS TO

ACQUIRE THE OPTICAL GROUP

– Transaction Expected to Double Emerging Vision’s Annual Revenue –

– Continues Emerging Vision’s Growth and Further

Strengthens Complementary Areas in Optical Industry –

Garden City, NY, May 29, 2007 – Emerging Vision, Inc. (OTCBB – ISEE.OB) announced that, on May 23, 2007, it entered into a letter of intent to acquire The Optical Group (“TOG”), one of the leading optical group purchasing organizations in Canada. The acquisition, which represents Emerging Vision’s (“EVI”) first step in international expansion, is expected to be finalized in July 2007, at which time the financial terms of the transaction will be disclosed.

TOG, which is based in Ontario, Canada, operates an optical group purchasing business which provides its members with discounts on the purchase of optical products. For the twelve months ended March 31, 2007, TOG had unaudited revenues of approximately $37.0 million USD. TOG currently has approximately 550 active members in its optical group purchasing business. EVI intends to keep TOG’s existing operational infrastructure in place.

Christopher Payan, Chief Executive Officer of EVI, commented that “We are very excited about the benefits of this transaction for Emerging Vision. In addition to doubling our existing revenue base and demonstrating continued growth in our buying group segment, we believe that the acquisition of The Optical Group will be complimented greatly by EVI’s existing organization. We believe the additional resources that EVI will provide will help support the continued growth of The Optical Group.”

Grant Osborne, TOG’s founder and Managing Member, added, “As I approach 60 years of age, and The Optical Group approaches its 20th year of steady growth, I felt it was time to begin developing an exit strategy for myself, while also ensuring the preservation of all that has helped make The Optical Group one of the largest buying groups in Canada. Thus, it was extremely important that the beginning of any such exit strategy be developed with The Optical Group’s member and supplier base in mind. Due in large part to Emerging Vision’s experience in both buying group management and optical retail/practice management, combined with its continued growth, I truly believe that a transaction with Emerging Vision was the best choice for not only preserving, but also enhancing, the relationships and benefits shared by all of our members and suppliers.”

Mr. Osborne added, “Over the next several years, my staff and I look forward to working with Emerging Vision’s management team to ensure a smooth transition and successful positioning of The Optical Group as the premiere buying group in Canada.”

Mr. Payan concluded, “The addition of The Optical Group to our organization allows us to build on the value of our prior year acquisition of Combine Buying Group and further positions Emerging Vision to maximize its future growth prospects and continue to build shareholder value.”

About Emerging Vision

Emerging Vision, Inc. is a leading provider of eye care products and services and currently operates one of the largest franchised optical chains in the United States. Principally under the Sterling Optical and Site for Sore Eyes brands, the Company has 160 franchised and company-owned stores located across 15 states, the District of Columbia, Canada and the U.S. Virgin Islands. Most of the Company's stores offer prescription and non-prescription eyeglasses, eyeglass frames, ophthalmic lenses, contact lenses, sunglasses, and a range of ancillary items. Additionally, the Company operates Combine Buying Group, Inc., one of the leading optical purchasing groups in the United States, which provides its members with vendor discounts on optical products. The Company also operates VisionCare of California (d/b/a Sterling VisionCare), a specialized health care maintenance organization that employs licensed optometrists to provide services for stores located in California. For more information, visit Emerging Vision's website at www.emergingvision.com.

Certain statements made in this news release may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results, performance or achievements, or industry results, to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors are discussed in detail in Form 10-K for the fiscal year ended December 31, 2006.  Given these uncertainties, investors are cautioned not to place undue reliance on such forward-looking statements.  We disclaim any obligation to update any such factors or to announce publicly the results of any revisions to any of the forward-looking statements contained in the Annual Report on Form 10-K or this news release except as required by law.